UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Epsilon Energy Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0 -11.

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

July 27, 2022

Dear Shareholder,

We cordially invite you to attend the 2022 Annual General Meeting of Shareholders (the “Meeting”) of Epsilon Energy Ltd. (referred to herein as “Epsilon” and the “Corporation”) to be held at 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060 on Wednesday, August 24, 2022, at 10:00 a.m., Central Daylight Time.

The attached Notice of 2022 Annual General Meeting and proxy statement describe the business we will conduct at the Meeting and provide information about us that you should consider when you vote your shares. As set forth in the attached proxy statement, the Meeting will be held:

1.	To receive and consider the consolidated audited financial statements of the Corporation for the year ended December 31, 2021, and the auditors’ report thereon.

2.	To fix the number of directors of the Corporation to be elected at the Meeting at eight (8).

3.	To elect the directors of the Corporation, each of whom shall hold office to serve until the next annual meeting in 2023 or until his or her successor is duly elected or appointed, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

4.	To re-appoint BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022.

5.	To transact such other business as may properly come before the 2022 Annual General Meeting and any adjournments thereof.

Please take the time to carefully read each of the proposals in the accompanying Proxy Statement before you vote.

Your vote is extremely important regardless of the number of shares you own.

In order to ensure that your shares are represented at the 2022 Annual General Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the 2022 Annual General Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the 2022 Annual General Meeting.

Thank you for your continued interest in Epsilon Energy Ltd.

Sincerely,

John Lovoi

Chairman of the Board of Directors

This proxy statement is dated July 27, 2022, and is first being made available to shareholders on or about July 27, 2022.

NOTICE OF 2022 ANNUAL GENERAL MEETING

OF SHAREHOLDERS

The 2022 Annual General Meeting of Shareholders of Epsilon Energy Ltd., a corporation incorporated pursuant to the Business Corporations Act (Alberta) (the “ABCA”), will be held at 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060 on August 24, 2022, at 10:00 a.m. (Central Daylight Time), for the following purposes:

1.	To receive and consider the consolidated audited financial statements of the Corporation for the year ended December 31, 2021, and the auditors’ report thereon.

2.	To fix the number of directors of the Corporation to be elected at the Meeting at eight (8).

3.	To elect the directors of the Corporation, each of whom shall hold office to serve until the next annual meeting in 2023 or until his or her successor is duly elected or appointed, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

4.	To re-appoint BDO USA, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2022.

5.	To transact such other business as may properly come before the 2022 Annual General Meeting and any adjournments thereof.

The Proxy Statement accompanying this Notice describes each of these items in detail. The Proxy Statement contains other important information that you should read and consider before you vote.

The Board of Directors has fixed the close of business on July 22, 2022 as the record date for the 2022 Annual General Meeting. Only the holders of record of our common shares as of the close of business on the record date are entitled to notice of, and to vote at, the 2022 Annual General Meeting and any adjournment thereof. A list of the holders of record of our common shares will be available at the 2022 Annual General Meeting and, during the 10 days prior to the 2022 Annual General Meeting, at the offices of our corporate headquarters located at 16945 Northchase Drive, Suite 1610, Houston, Texas 77060.

Epsilon is furnishing proxy materials to its shareholders through the full set delivery option as permitted under the rules of the Securities and Exchange Commission (“SEC”). We believe this process gives us the opportunity to serve you more effectively.

You can vote your common shares by telephone or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the 2022 Annual General Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the 2022 Annual General Meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

BY ORDER OF THE BOARD OF DIRECTORS:

Houston, Texas July 27, 2022	J. Andrew Williamson Chief Financial Officer (Principal Financial and Accounting Officer, Controller and Chief Accounting Officer, and Duly Authorized Officer)

PROXY STATEMENT SUMMARY

2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time:	August 24, 2022
10:00 a.m., Central Daylight Time

Place:	The Hilton, 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060

Record Date:	July 22, 2022

Voting Matters and Board Recommendation

	Proposal Description	Board Vote Recommendation	Page Number with More Information
Proposal 1	Fix the number of Directors to be elected at the Meeting	“FOR”	4
Proposal 2	Election of those persons nominated as Directors	“FOR” all nominees	4
Proposal 3	Ratify the appointment of BDO USA, LLP as Epsilon’s independent registered public accounting firm	“FOR”	28

This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you should consider before voting. Please review the complete Proxy Statement and Epsilon’s Annual Report on Form 10-K for additional information.

16945 Northchase Drive, Suite 1610

Houston, Texas 77060

PROXY STATEMENT FOR EPSILON ENERGY LTD.’S

2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 24, 2022

GENERAL INFORMATION

This Proxy Statement is being furnished to the holders of the common shares of Epsilon Energy Ltd., an Alberta, Canada, corporation (referred to herein as “Epsilon” and the “Corporation”), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2022 Annual General Meeting of Shareholders of Epsilon (the “Annual General Meeting” or the “Meeting”) to be held on Wednesday, August 24, 2022, at 10:00 a.m., Central Daylight Time, at 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060, or at any adjournment of the 2022 Annual General Meeting, for the purposes set forth in this proxy statement concerning the 2022 Annual General Meeting.

The principal executive offices of Epsilon are located at 16945 Northchase Drive, Suite 1610, Houston, Texas 77060.

Although it is expected that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone or other proxy solicitation services. In accordance with Canadian National Instrument 54-101, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

VOTING INFORMATION

Record Date

This Proxy Statement and the other proxy materials are first being mailed on or about July 27, 2022 to all shareholders entitled to notice of and to vote at the 2022 Annual General Meeting. Each shareholder as at the Record Date is entitled to one vote for each Common Share of Epsilon held. Shareholders of record will be entitled to vote those shares included in the list of shareholders entitled to vote at the Meeting prepared as at the Record Date, unless any such shareholders transfer their shares after the Record Date and the transferee of those shares establishes that they own the shares and demands, not later than the close of business on the date ten days before the Meeting, that the transferee’s name be included in the list of shareholders entitled to vote at the Meeting, in which case such transferee shall be entitled to vote such shares at the Meeting. We also will begin mailing paper copies of our proxy materials to shareholders who requested them on or about July 27, 2022.

Voting Shares and Principal Shareholders

At the close of business on July 22, 2022 (the “Record Date”), there were 23,527,612 common shares issued and 23,003,712 common shares outstanding. The outstanding common shares are fully paid and non-assessable, with each share carrying the right to one vote. To carry on the business of the 2022 Annual General Meeting, holders of at least 33 1/3 % of the outstanding common shares issued and outstanding as of the Record Date must be present in person or represented by proxy, which will constitute a quorum.

Solicitation of Proxies

The proxy solicitation is made on behalf of the management of the Corporation. Proxies must be received by Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or any adjournment of the Meeting.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder’s attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney of such corporation duly authorized.

The persons named in the enclosed Proxy (the “Management Designees”) are directors and/or officers of Epsilon. Each shareholder has the right to appoint a proxy holder other than the persons designated in the proxy, who need not be a shareholder, to attend and to act for them and on their behalf at the Meeting. To exercise such right, the names of the nominees of management of the Corporation should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.

Revocation of Proxies

A shareholder who has submitted a proxy may revoke it at any time up to and including the close of business on the last business day preceding the day of the Meeting, or any adjournment of the Meeting, by signing a statement in writing (or having their attorney, as authorized in writing, sign a statement) to this effect and delivering it to the registered office of the Corporation or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. If a person who has given a proxy attends personally at the Meeting at which such proxy is to be voted, such person may revoke the proxy at the Meeting and vote in person. In addition to revocation in any other manner permitted by law, a proxy may also be revoked by depositing such written statement with the Chairman of the Meeting on the day of the Meeting, or any adjournment of the Meeting.

Beneficial Holders of Common Shares

The information set out in this section is of significant importance to many shareholders who do not hold their Common Shares in their own name. Only proxies deposited by shareholders whose names appear on the register of the Corporation as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in your account statement provided by your broker, then in almost all cases those Common Shares will not be registered in your name on the register of the Corporation. Such Common Shares will likely be registered under the name of your broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co., the registration name for The Canadian Depository for Securities Limited, which acts as nominees for many Canadian brokerage firms.

Therefore, beneficial shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person or entity.

Applicable regulatory policy requires your broker to seek voting instructions from you in advance of the Meeting. Every broker has its own mailing procedures and provides its own return instructions, which you should carefully follow in order to ensure that your shares are voted at the Meeting. Often, the form of proxy supplied by your broker is identical to the Proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on your behalf. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge. Broadridge mails a scannable voting instruction form in lieu of the Proxy provided by Epsilon. You are asked to complete and return the voting instruction form to them by mail. Alternately, you can call their toll-free telephone number, 1-888-237-1900, or access Broadridge’s internet website at www.broadridge.com to vote your Common Shares. They then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of the Common Shares to be represented at the Meeting. If you receive a voting instruction form from Broadridge it cannot be used as a proxy to vote shares directly at the Meeting as the voting instruction form must be returned to Broadridge well in advance of the Meeting in order to have your Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

If you are a beneficial shareholder and wish to vote in person at the Meeting, you should insert your own name in the space provided on the voting instruction form provided to you by your nominee and return the completed form to Broadridge.

Appointment of Proxy and Exercise of Discretion by Proxy

If you give directions on how to vote your Common Shares, your proxy holder must vote your shares according to your instructions. If your proxy holder does not attend the Meeting and vote in person, your shares will not be voted.

If you have appointed a person designated by Epsilon to act and vote on your behalf as provided in the enclosed Proxy and you do not provide any instructions concerning a matter identified in the Notice, the Common Shares represented by such proxy will be voted as follows:

PROPOSAL 1:   FOR setting the number of directors to be elected at the Meeting at eight (8).

PROPOSAL 2:   FOR the election of John Lovoi, Jason Stabell, Matthew Dougherty, Stephen Finlayson, Jacob Roorda, Jason Stankowski, Tracy Stephens and David Winn, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2023, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

PROPOSAL 3:   FOR the ratification of the appointment of BDO USA, LLP as Epsilon’s independent registered public accounting firm for the year ending December 31, 2022.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” SETTING THE NUMBER OF DIRECTORS TO BE ELECTED AT THE MEETING AT EIGHT UNDER PROPOSAL 1; “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 2, AND “FOR” THE RATIFICATION OF AUDITORS UNDER PROPOSAL 3. Your proxy holder also has discretionary authority for amendments that are made to matters identified in the Notice or other matters that properly come before the Meeting. At the time of printing this Proxy Statement, management does not know of any matter to come before the Meeting other than the matters referred to in the Notice.

Reporting Currency

All of the financial information in this Proxy Statement has been presented, unless otherwise noted, in United States dollars. The presentation currency for the December 31, 2021 financial statements of the Corporation is the United States dollars.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL GENERAL MEETING

Q:	Why did I receive these materials?

A:	We are making this Proxy Statement available to you on or around July 27, 2022, because the Board of Directors is soliciting your proxy to vote at the 2022 Annual General Meeting to be held on Wednesday, August 24, 2022, at 10:00 a.m., Central Daylight Time, at 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060, or at any adjournment thereof. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described below.

Q:	Who is entitled to attend and vote at the Annual General Meeting?

A:	You can attend and vote at the 2022 Annual General Meeting if, as of the close of business on July 22, 2022 (the “Record Date”), the record date for the 2022 Annual General Meeting, you were a shareholder of record of Epsilon’s common shares. As of the Record Date, there were 23,527,612 common shares issued and 23,003,712 common shares outstanding.

Q:	What are the voting rights of shareholders?

A:	For each proposal, shareholders are entitled to cast one vote for each common share held as of the record date. There are no cumulative voting rights.

Q:	What is the difference between a registered shareholder and a shareholder who owns stock in street name?

A:	If you hold Epsilon common shares directly in your name, you are a registered shareholder. If you own Epsilon common shares indirectly through a bank, broker, or other nominee, those shares are held in street name.

Q:	Can I vote my shares before the Annual General Meeting?

A:	Yes. If you are a registered shareholder, you can vote your shares before the Annual General Meeting by telephone, internet or mail, as set out in the accompanying instrument of proxy.

If your shares are held in street name, your bank, broker or other nominee may provide you with a voting instruction form that provides instructions on how to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a vote instruction form so you can instruct your bank, broker or other nominee how to vote your shares.

Please see the information your bank, broker or other nominee provided you for more information on these voting options.

Q:	Can I vote in person at the 2022 Annual General Meeting instead of by proxy?

A:	If you are a registered shareholder, you can vote at the 2022 Annual General Meeting any shares that were registered in your name as the shareholder of record as of the record date.

If your shares are held in street name, you cannot vote those shares at the 2022 Annual General Meeting unless you have a legal proxy from your bank, broker or other nominee. If you plan to attend and vote your street-name shares at the 2022 Annual General Meeting, you should request a legal proxy from your broker, bank or other nominee and bring it with you to the 2022 Annual General Meeting.

Q:	What will happen if I submit my proxy but do not vote on a proposal?

A:	If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, properly submitted proxies will be voted:

•	FOR setting the number of directors to be elected at the Meeting at eight.

•	FOR the election of John Lovoi, Jason Stabell, Matthew Dougherty, Stephen Finlayson, Jacob Roorda, Jason Stankowski, Tracy Stephens and David Winn, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2022, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

•	FOR ratification of the appointment of BDO USA, LLP as Epsilon’s independent registered public accounting firm for the year ending December 31, 2022.

Q:	What will happen if I neither submit my proxy nor vote my shares in person at the 2022 Annual General Meeting?

A:	If you are a registered shareholder, your shares will not be voted.

If, however, you are a beneficial shareholder (i.e., your shares are held in street name), your bank, broker or other nominee may vote your shares on certain matters, depending on whether your bank, broker or other nominee is located in the United State of America or in Canada.

Without specific instructions, Canadian brokers and their agents or nominees are prohibited from voting common shares for the broker’s client. Without specific instructions, U.S. brokers and their agents or nominees are prohibited from voting common shares for the broker’s client with respect to “non-routine” matters, including the election of directors, but may vote such common shares with respect to “routine” matters, including the appointment of an auditor. When a broker is unable to vote on a proposal because it is non-routine and the owner of the common shares does not provide voting instructions, a “broker non-vote” occurs. If you are a beneficial owner, contact your broker or nominee for any voting questions.

The appointment of independent auditors is currently considered to be a routine matter. The other matters you are being asked to vote on are not routine and cannot be voted by your bank, broker or other nominee without your instructions. Under the ABCA, a “broker non-vote” is not counted as a vote for or against a proposal, and therefore has no impact on the outcome of the proposal. (However, as further explained below, if you do submit a properly executed proxy card but do not provide instructions regarding a particular proposal, your shares will be voted according to the recommendation of our Board of Directors as to such proposal.)

Q:	What does it mean if I receive more than one set of materials?

A:	You probably have multiple accounts with us and/or banks, brokers or other nominees. You should vote all of the shares represented by the proxy cards and/or voting instruction forms. Certain banks, brokers or other nominees have procedures in place to discontinue duplicate mailings upon a shareholder’s request. You should contact your bank, broker or other nominee for more information.

Q:	How many shares must be present to conduct business at the 2022 Annual General Meeting?

A:	To carry on the business of the 2022 Annual General Meeting, holders of at least 33 1/3 % of the outstanding common shares issued and outstanding as of the record date must be present in person or represented by proxy, which will constitute a quorum.

Q:	What vote is required to approve each proposal?

A:	All ordinary resolutions require, for the passing of the same, a simple majority of the votes cast at the Meeting by the holders of Common Shares.

Q:	How are votes counted?

A:	For Proposal 1, to set the number of directors at eight, you may vote “FOR” or “AGAINST.”

In the election of directors, Proposal 2, you may vote “FOR” all or some of the nominees or your vote may be “WITHHOLD” with respect to one or more of the nominees.

For Proposal 3, you may vote “FOR” the ratification of the independent auditor or you may “WITHHOLD” your vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. As noted in the proxy, if no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the shares will be voted as recommended by our Board of Directors. (See “What will happen if I submit my proxy but do not vote on a proposal?” above for additional information.)

Q:	Will any other business be transacted at the Meeting? If so, how will my proxy be voted?

A:	Management does not know of any business to be transacted at the 2022 Annual General Meeting other than those matters described in this Proxy Statement.

Q:	What will constitute a quorum?

A:	At least 33 1/3% of the outstanding common shares must be present in person or by proxy to constitute a quorum for the Meeting.

Q:	Who will pay the cost of soliciting votes for the 2022 Annual General Meeting?

A:	Epsilon will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying materials. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of Epsilon by directors, officers or employees of Epsilon in person or by mail or telephone. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. We have engaged Computershare Trust Company of Canada (“Computershare”) to assist us in the distribution of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date. Under Canadian National Instrument 54-101, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Shares held of record by such persons and the Corporation may reimburse such persons for reasonable fees and disbursements incurred by them in doing so. The costs thereof will be borne by the Corporation.

FINANCIAL STATEMENTS

The audited consolidated financial statements of Epsilon for the year ended December 31, 2021, and the report of the auditor thereon, will be placed before the Meeting. Copies of such financial statements may be obtained from Epsilon upon request and will be available at the Meeting. No vote by the shareholders with respect to the financial statements is required. The audited consolidated financial statements were audited by BDO USA, LLP of Houston, Texas and approved by the Audit Committee of the Board.

PROPOSAL 1 SETTING THE NUMBER OF DIRECTORS

Shareholders of the Corporation will be asked to consider and, if thought appropriate, to approve and adopt an ordinary resolution fixing the number of directors to be elected at the Meeting. In order to be effective, an ordinary resolution requires the approval of a majority of the votes cast by shareholders who vote in respect of the resolution.

At the Meeting, it will be proposed that eight (8) directors be elected to hold office until the next annual general meeting or until their successors are elected or appointed. Unless otherwise directed, it is the intention of the Management Designees, if named as proxy, to vote in favor of the ordinary resolution fixing the number of directors to be elected at the Meeting at eight (8).

Our Board of Directors recommends voting “FOR” the proposal to fix the number of directors to be elected at the meeting at eight (8).

PROPOSAL 2 ELECTION OF DIRECTORS

At the 2022 Annual General Meeting, our shareholders will be asked to elect eight (8) directors for a one-year term expiring at the next annual meeting of shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Recommendation of our Board of Directors

Our Board of Directors recommends voting “FOR” the election of each of the Director nominees as directors, each of whom shall hold office for a term of one year, expiring at the annual meeting in 2023, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Each proxy or vote instruction form will be voted for the election of each of the Director nominees as directors, unless the proxy contains contrary instructions. Common shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve.

Majority Voting Policy

In March 2016, the Board adopted a policy to the effect that, in an uncontested election of directors, any nominee who receives a greater number of “withheld” votes than “for” votes will be considered to have not received the support of the shareholders of the Corporation and will be expected to immediately withdraw himself or herself from consideration and, if he or she is then currently a member of the Board, submit his or her resignation to the Board. Upon receipt of such resignation, the Chairman of the Board will meet with the Compensation, Nominating and Corporate Governance Committee, with a view to making a recommendation to the Board. The Board will make its decision within 90 days from the date of resignation. The Board shall accept the resignation unless it determines that exceptional circumstances would warrant the applicable director continuing to serve on the Board. The resignation will be effective when accepted by the Board. A director who submits his or her resignation pursuant to this policy will not participate in any deliberations of the Board or Compensation, Nominating and Corporate Governance Committee with respect to the resignation. Following the Board’s decision on the resignation, the Board will promptly disclose, by way of a news release, its decision whether or not to accept the director’s resignation and, if the Board does not accept the resignation, the full reasons for rejecting the tendered resignation.

Executive Officers

The names of the executive officers and certain information about such executive officers, including their ages, are set forth below. For information concerning the number of common shares beneficially owned by each officer, see “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position
Jason Stabell	48	Chief Executive Officer, Director
J. Andrew Williamson	34	Chief Financial Officer
Henry Clanton	59	Chief Operations Officer

Name, Municipality of Residence	Position and Term	Principal Occupation During the Past Five Years	Number and Percentage of Common Shares
Jason Stabell Houston, TX, USA	Chief Executive Officer and Director since July 2022	Chief Executive Officer of Epsilon Energy Ltd. since July 2022 and for 24 years previously in various positions in the energy industry with a focus on upstream E&P. Previously served as President and CEO of a privately held E&P company with domestic and international assets.	36,000 (<1%)

J. Andrew Williamson Houston, TX, USA	Chief Financial Officer since July 2022	Chief Financial Officer of Epsilon Energy Ltd. since July 2022 and for 10 years previously in various positions in the energy industry. Previously served as CFO of a privately held E&P company with domestic and international assets.	0 (<1%)

Henry Clanton Houston, TX, USA	Chief Operations Officer since January 2017	Chief Operations Officer of Epsilon Energy Ltd. since January 2017 and for over 30 years previously in the upstream E&P sector. Previously served as Managing Partner for a private E&P start-up.	59,166 (<1%)

Jason Stabell.   Mr. Stabell has worked in the energy industry since 1998 with a focus on upstream E&P. Most recently he served as President and CEO of Merlon International, LLC, a privately held company with assets in the Western Desert of Egypt and US Gulf Coast which was sold in 2019 to a publicly listed UK company where he served as an advisor until 2021. Previously, he served as CFO and ultimately President of privately held Merlon Petroleum Company, which had assets in the US Gulf Coast and Egypt and was sold in 2006. He began his career at Salomon Smith Barney as an analyst in the Planning and Analysis Group. Mr. Stabell has also been active as a private investor for the last several years. He has a BA in Economics from Williams College. He has served on numerous corporate Boards including ESI Energy Services Inc. and Layline Petroleum, LLC.

J. Andrew Williamson.   Mr. Williamson has spent his entire career in the energy business. From 2012 to early 2019, he served as Corporate Development Manager then Vice President Finance (CFO) of Merlon International, LLC. More recently, he served as the Corporate Strategy Manager for Petrosantander Inc. Mr. Williamson started his career in management consulting, advising energy clients on transaction due diligence, growth strategy, and cost reduction. He has a BBA in Finance and a BA in Political Science from Southern Methodist University.

Henry N. Clanton. Mr. Clanton joined the Company as its Chief Operations Officer in January 2018. He has over 30 years of experience in the upstream E&P sector. His experience includes financial and technical management over all phases of drilling, completions, production, and field operations. Before joining us, he spent 14 years with a private E&P start-up, ARES Energy, Ltd, which he co-founded and served as a Managing Partner. Previous to that time Mr. Clanton worked with Schlumberger, ARCO Permian, and Coastal Management Company. He holds an MBA and a BS in Petroleum Engineering from Texas A&M University.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board of Directors and certain information about such nominees, including their ages, are set forth below. For information concerning the number of shares of common stock beneficially owned by each nominee, see “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position
John Lovoi	61	Director, Chairman of the Board
Jason Stabell	48	Director, Chief Executive Officer
Matthew Dougherty	41	Director
Stephen Finlayson	67	Director
Jacob Roorda	64	Director
Jason Stankowski	52	Director
Tracy Stephens	61	Director
David Winn	60	Director

Name, Municipality of Residence	Position and Term	Principal Occupation During the Past Five Years	Number and Percentage of Common Shares
Jason Stabell Houston, TX, USA	Chief Executive Officer and Director since July 2022	Chief Executive Officer of Epsilon Energy Ltd. since July 2022 and for 24 years previously in various positions in the energy industry with a focus on upstream E&P. Previously served as President and CEO of a privately held E&P company with domestic and international assets.	36,000 (<1%)
John Lovoi Houston, TX, USA	Chairman of the Board since July 2013	Managing partner of JVL Advisors, LLC, a private oil and gas investment advisor, manager of Lobo Baya, LLC, Director of Helix Energy Solutions Group, an operator of offshore oil and gas properties and production facilities and Chairman of Dril-Quip, Inc., a provider of subsea, surface and offshore rig equipment.	1,797,755 (7.8%)
Matthew Dougherty(2) Chicago, IL, USA	Director since July 2013	Managing Director of Advisory Research, Inc., an investment management firm. Oversees the firm’s investments in oil and natural gas producers and has served as the Portfolio Manager of the Advisory Research Energy Fund, LP since 2005.	3,265,783 (14.2%)
Stephen Finlayson(2) Houston, TX, USA	Director since May 2019	Founder and, since 2003, Executive Chairman of Applied Manufacturing Technologies, an international consulting and project services company which supports operating companies in the downstream refining and chemical industries. Previously business unit leader for the Enterprise Solution Division of Aspen Technology Inc.	11,667 (<1%)
Jacob Roorda(1)(3) Calgary, AB, Canada	Director since Jan. 2016	President and CEO of PetroShale Inc., a Bakken focused oil and natural gas producer, and is the managing director and chief executive officer of Windward Capital Limited, a private investment company. Previously, CEO and Executive Vice President of Todd Energy International Limited, a private oil and gas company.	108,567 (<1%)

Name, Municipality of Residence	Position and Term	Principal Occupation During the Past Five Years	Number and Percentage of Common Shares
Jason Stankowski(1) Berkeley, CA, USA	Director since Jan. 2021	Founder, partner and portfolio manager for Clayton Partners, LLC. Previously, in structured finance, in various roles with CMA Capital Management. He became designated as a Chartered Financial Analyst in 2003.	309,860 (1.4%)
Tracy Stephens(2)(3) Houston, TX, USA	Director since May 2017	Founder and Chief Executive Officer of Westminster Advisors, a CEO advisory services company, since January 2017. Previously Chief Operating Officer of Resources Global Professionals, a large business consulting company.	25,067 (<1%)
David Winn(1) Houston, TX, USA	Director since Jan. 2021	Retired from a 36-year career in public accounting, most recently was an Audit Partner for Grant Thornton LLP, an independent audit, tax, and advisory firm. Previously a Director for PricewaterhouseCoopers LLP.	7,500 (<1%)

Notes:

(1)	Proposed member of the Audit Committee.

(2)	Proposed member of the Compensation, Nominating and Corporate Governance Committee.

(3)	Proposed member of Conflicts Committee

As of July 22, 2022, the directors and officers of the Corporation owned, directly or indirectly, or exercised control or direction over 5,611,363 Common Shares, or 24.35% of the issued and outstanding Common Shares.

John Lovoi.   Mr. Lovoi has been chairman of our board of directors since July 2013. Mr. Lovoi has been the managing partner of JVL Advisors, LLC, a private natural gas and oil investment advisor, since November 2002. He is a Director of Helix Energy Solutions Group, an operator of offshore natural gas and oil properties and production facilities, the Chairman of Dril-Quip, Inc., a provider of subsea, surface and offshore rig equipment. We believe that Mr. Lovoi is qualified to serve as a member of our board of directors as a result of his background in investment banking, equity research, and asset management, with an emphasis on the global natural gas and oil practice.

Jason Stabell.   Mr. Stabell has worked in the energy industry since 1998 with a focus on upstream E&P. Most recently he served as President and CEO of Merlon International, LLC, a privately held company with assets in the Western Desert of Egypt and US Gulf Coast which was sold in 2019 to a publicly listed UK company where he served as an advisor until 2021. Previously, he served as CFO and ultimately President of privately held Merlon Petroleum Company, which had assets in the US Gulf Coast and Egypt and was sold in 2006. He began his career at Salomon Smith Barney as an analyst in the Planning and Analysis Group. Mr. Stabell has also been active as a private investor for the last several years. He has a BA in Economics from Williams College. He has served on numerous corporate Boards including ESI Energy Services Inc. and Layline Petroleum, LLC.

Matthew Dougherty.   Mr. Dougherty has been a director since July 2013 and serves as Chair of the Compensation, Nominating and Governing Committee. He is a Managing Director and Partner at Advisory Research, Inc., an investment management firm, where he oversees the firm’s investments in the energy sector. He has served as the Portfolio Manager of the Advisory Research Energy Fund, LP since 2005. We believe that Mr. Dougherty is qualified to serve as a member of our board of directors because of his background in the finance and the energy industry, including natural gas and oil producers.

Jacob Roorda.   Mr. Roorda has been a director of the Company since March 2016. He has also been a member of our Audit Committee since March 2016, and the chair of our Conflicts Committee since February 2018. Mr. Roorda has been a director of PetroShale Inc., a Bakken focused oil and natural gas producer, since 2012 and currently serves on the Reserves Committee of PetroShale Inc. Mr. Roorda was the President and CEO of PetroShale Inc. until February 2022. He was the Chief Executive Officer of Todd Energy Canada Ltd. from January 2015 to November 2016. None of these positions are, or have ever been, with companies affiliated with the Company. He has been certified as a Professional Engineer by the Association of Professional Engineers and Geoscientists of Alberta since 1981. We believe that Mr. Roorda is qualified to serve as a member of our board of directors as a result of his experience in the natural gas and oil industry, including his natural gas and oil business development and engineering experience, and his financial industry experience.

Tracy Stephens. Mr. Stephens has been a director since May 2018. He has also been a member of our Compensation, Nominating and Corporate Governance Committee, and Conflicts Committee since February 2019. He is the founder of Westminster Advisors, a CEO advisory services company, and served as its Chief Executive Officer from January 2018. He was previously employed by Resources Global Professionals, a large business consulting company, from July 2001 to December 2016, and was the Chief Operating Officer the last three years. We believe that Mr. Stephens is qualified to serve as a member of our board of directors as a result of his extensive experience with public companies.

Stephen Finlayson.   Mr. Finlayson has been a director since May 2019. He resigned from the audit committee and became a member of the Compensation, Nominating and Corporate Governance Committee in January 2021. In 2002, Mr. Finlayson founded and is currently Chairman of Applied Manufacturing Technologies (AMT), an independent international consulting and project services company. Prior to founding AMT, Mr. Finlayson headed Aspen Tech’s professional services organization serving global customers in the hydrocarbon industries. Aspen Tech, a public company, trades under the symbol AZPN on the NASDAQ. Under Mr. Finlayson, Aspen’s professional services organization delivered over 50% of company revenues. With his extensive experience in the hydrocarbon industries both in public and private companies we believe that Mr. Finlayson is qualified to serve as a member of our board of directors.

Jason Stankowski. Mr. Stankowski has been a director and member of the Audit Committee since January 2021. Mr. Stankowski is the founder and a partner and portfolio manager for Clayton Partners, LLC. He began his career at Prudential Securities in San Francisco and spent eight years in structured finance at CMA Capital Management, where he acted in a number of roles, including specializing in corporate retirement planning, structuring complex investment and financing structures for Fortune 1000 companies. He became designated as a Chartered Financial Analyst in 2003.

David Winn. Mr. Winn has been a director and member of the Audit Committee since January 2021. Mr. Winn recently retired from a 36 year career in public accounting that involved extensive board interaction. From 2003 until July 2020, Mr. Winn was an Audit Partner for Grant Thornton LLP, which is an independent audit, tax, and advisory firm and the U.S. member firm of Grant Thornton International Ltd. During his tenure, Mr. Winn served as audit department head, industry program leader, an engagement partner, quality control reviewer, and was a relationship partner to large clients. Mr. Winn has extensive Securities and Exchange Commission reporting experience with registration statements and annual and quarterly filings. Previously Mr. Winn served as a Director for PricewaterhouseCoopers LLP and previously as a Partner with Arthur Andersen LLP.

There is no family relationship, as defined by Item 401 of Regulation S-K (§ 229.401), between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

Criminal Proceedings

During the past ten years, none of Epsilon’s executive officers, current directors, or nominees have (i) been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Bankruptcy

During the past ten years (i) no petition has been filed under federal bankruptcy laws or any state insolvency laws by or against any of our current directors or executive officers, (ii) no receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our current directors or executive officers and (iii) none of our current directors or executive officers were an executive officer of any business entity or a general partner of any partnership at or within two years before the filing of a petition under the federal bankruptcy laws or any state insolvency laws by or against such entity.

As disclosed at www.sec.gov, Mr. Roorda was a director of Argosy Energy Inc. (“Argosy”), a TSX listed company which entered receivership pursuant to an order of the Court of Queen’s Bench of Alberta on May 30, 2013 at the request of its lenders. Concurrently with the receivership, Mr. Roorda resigned as a director of Argosy which was later also subject to a cease trade order for failing to file its required periodic financial statements.

With the exception of Mr. Roorda, who holds Canadian citizenship, all of the directors listed above are U.S. citizens.

Cease Trade Orders

Other than as set forth herein, no proposed director, within 10 years before the date of this Proxy Statement, has been a director, chief executive officer or chief financial officer of any company that:

(a)   was subject to: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “Order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)   was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Penalties or Sanctions

To the knowledge of the Corporation, no director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to materially affect control of the Corporation (or any personal holding corporation of such persons), has been subject to:

(i)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(ii)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Corporate Governance Policies and Practices

Our corporate governance practices and policies are administered by the board of directors and by committees of the board appointed to oversee specific aspects of our management and operations, pursuant to written charters and policies adopted by the board and such committees.

The Board of Directors

The Board is committed to a high standard of corporate governance practices. The Board believes that this commitment is not only in the best interests of the shareholders but that it also promotes effective decision-making at the Board level. The Board is of the view that its approach to corporate governance is appropriate and complies with the objectives and guidelines relating to corporate governance set out in National Instrument 58-201 adopted by the Canadian securities administrators, or NI 58-201, as well as the governance requirements of the Nasdaq Global Market. In addition, the Board monitors and considers for implementation the corporate governance standards that are proposed by various Canadian regulatory authorities or that are published by various non-regulatory organizations in Canada. The Board has also established a Compensation, Nominating and Corporate Governance Committee and has adopted Compensation, Nominating and Corporate Governance Charters to ensure the objectives of NI 58-201 and the Nasdaq Global Market are met.

The Board is currently composed of eight directors who provide us with a wide diversity of business experience. Our Board has determined that Messrs. Jacob Roorda, Tracy Stephens, Matthew Dougherty, Stephen Finlayson, Jason Stankowski, and David Winn are independent in accordance with the listing requirements of the Nasdaq Global Market, representing over 50% of the Board. Each of the independent directors has no direct or indirect material relationship with us, including any business or other relationship, that could reasonably be expected to interfere with the director’s ability to act with a view to our best interests or that could reasonably be expected to interfere with the exercise of the director’s independent judgment.

Mr. Lovoi is the Managing Partner of JVL Advisors, LLC, and Mr. Stabell is our Chief Executive Officer, and therefore are not independent directors.

The Board held 7 meetings during 2021, including 3 meetings of the full Board, 4 meetings of the Audit Committee, and 3 meetings of the CNG Committee. All Board meetings were conducted with open and candid discussions. As such, the independent directors did not hold any separate meetings, other than Audit Committee meetings that excluded directors who were not independent. The chairman of the Board is not an independent director. The independent members of the Board have the ability to meet on their own and are authorized to retain independent financial, legal and other experts as required whenever, in their opinion, matters come before the Board that require an independent analysis by the independent members of the Board. The Board intends to hold at least four regular meetings each year, as well as additional meetings as required. The Board has not established any required attendance levels for the Board and committee meetings. In setting the regular meeting schedule, care is taken to ensure that meeting dates are set to accommodate directors’ schedules so as to encourage full attendance. All eight of the current directors attended the 2021 Annual General Meeting.

The table below provides details regarding the attendance of our directors during 2021:

Director	Total of Board Meetings and Committee Meetings Attended
John Lovoi	3/3
Michael Raleigh	6/7
Matthew Dougherty	6/6
Jacob Roorda	7/7
Tracy Stephens	6/6
Stephen Finlayson	6/6
Jason Stankowski	7/7
David Winn	7/7

The Board has stewardship responsibilities, including responsibilities with respect to oversight of our investments, management of the Board, monitoring of our financial performance, financial reporting, financial risk management and oversight of policies and procedures, communications and reporting and compliance. In carrying out its mandate, the Board meets regularly and a broad range of matters are discussed and reviewed for approval. These matters include overall plans and strategies, budgets, internal controls and management information systems, risk management as well as interim and annual financial and operating results. The Board is also responsible for the approval of all major transactions, including property acquisitions, property divestitures, equity issuances and debt transactions, if any. The Board strives to ensure that our corporate actions correspond closely with the objectives of its shareholders. The Board will meet at least once annually to review in depth our strategic plan and review our available resources required to carry out our growth strategy and to achieve its objectives.

Mandate of the Board.

The Board does not have a written mandate. The Board has stewardship responsibilities, including responsibilities with respect to oversight of the Corporation’s investments, management of the Board, monitoring of the Corporation’s financial performance, financial reporting, financial risk management and oversight of policies and procedures, communications and reporting and compliance. In carrying out its mandate, the Board meets regularly and a broad range of matters are discussed and reviewed for approval. These matters include overall plans and strategies, budgets, internal controls and management information systems, risk management as well as interim and annual financial and operating results. The Board is also responsible for the approval of all major transactions, including property acquisitions, property divestitures, equity issuances and debt transactions, if any. The Board strives to ensure that actions taken by the Corporation correspond closely with the objectives of its shareholders. The Board will meet at least once annually to review in depth the Corporation’s strategic plan and review the Corporation’s available resources required to carry out the Corporation’s growth strategy and to achieve its objectives.

Position Descriptions.

The Board has outlined the responsibilities in respect to our Chief Executive Officer, or CEO. The Board and CEO do not have a written position description for the CEO; however, the CEO’s principal duties and responsibilities are planning our strategic direction, providing leadership, acting as our spokesperson, reporting to shareholders, and overseeing our executive management in particular with respect to operations and finance.

The charter for each of the Board committees outlines the duties and responsibilities of the members of each of the committees, including the chair of such committees. See “Board Committees” below.

Orientation and Continuing Education.

We have not adopted a formalized process of orientation for new Board members. However, all directors have been provided with a base line of knowledge about us that serves as a basis for informed decision making. This includes a combination of written material, in person meetings with our senior management, site visits and other briefings and training, as appropriate.

Directors are kept informed as to matters affecting, or that may affect, our operations through reports and presentations at the quarterly Board meetings. Special presentations on specific business operations are also provided to the Board.

Code of Ethics and Whistleblower Policy

Our Code of Ethics and Whistleblower Policy are available on our website at http://www.epsilonenergyltd.com. Each director is expected to disclose all actual or potential conflicts of interest and refrain from voting on matters in which such director has a conflict of interest. In addition, a director must recuse himself from any discussion or decision on any matter of which the director is precluded from voting as a result of a conflict of interest. The Board has reviewed and approved a disclosure and insider trading policy for us, in order to promote consistent disclosure practices aimed at informative, timely and broadly disseminated disclosure of material information to the market in accordance with applicable securities legislation. The disclosure policy promotes, among other things, the disclosure and reporting of any serious weaknesses which may affect the financial stability and assets of us and our operating entities.

The listing standards of the Nasdaq Global Market require the Audit Committee to establish formal procedures for (a) the receipt, retention, and treatment of complaints received by us and our subsidiaries regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by our consultants or employees of concerns regarding questionable accounting or auditing matters. We are committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. In addition, we post on our website all disclosures that are required by law or the listing standards of the Nasdaq Global Market concerning any amendments to, or waivers from, any provision of the code, and is updated as necessary.

Assessments

The Board does not conduct regular assessments of the Board, its committees or individual directors, however, the Board does periodically review and satisfy itself at meetings that the Board, its committees and its individual directors are performing effectively.

Nomination of Directors

The mandate of the Compensation, Nominating and Corporate Governance Committee includes consideration of issues related to the selection, nomination, and education of the directors. The Compensation, Nominating and Corporate Governance Committee consists of Matthew Dougherty (chairman), Tracy Stephens, and Stephen Finlayson, all of whom are independent directors as defined in the listing standards of NASDAQ.

Director Terms Limits

The Board has not adopted term limits for directors because of the relatively small size of the Board. The Board is mindful of the ratio of the independent and management Board members and this will be a factor in future Board appointments. The Board has been focused on working closely as a team to develop the skills necessary for the business of the Corporation. The need for a retirement policy is not an immediate concern for the Board. The full Board reviews the need for director term limits intermittently and will institute one should the need arise.

The Board is open to possible new Board members who can add value to the Board, bring new or a greater depth of particular skill sets necessary to successfully oversee the business of the Corporation and who can successfully operate within a team environment.

Policies Regarding the Representation of Women on the Board

The Corporation does not have a formal policy regarding identification and nomination of women to the Board. The Compensation, Nominating and Corporate Governance Committee generally identifies, evaluates and recommends candidates for nomination as directors with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized expertise.

When searching for nominees for directors, the Compensation, Nominating and Corporate Governance Committee has and does consider gender diversity. The Board takes gender into consideration as part of its overall recruitment and selection considerations. Accordingly, when searching for new directors, the Compensation, Nominating and Corporate Governance Committee will consider the level of female representation.

Consideration of the Representation of Women in the Director Identification and Selection Process

The Compensation, Nominating and Corporate Governance Committee takes gender into consideration as part of its overall recruitment and selection process in respect of potential candidates for the Board. Accordingly, when searching for new directors, the Compensation, Nominating and Corporate Governance Committee will consider the level of female representation on the Board. This will be achieved by monitoring the level of female representation on the Board and, where appropriate, recruiting qualified female candidates as part of the Corporation’s overall recruitment and selection process to fill Board positions, as the need arises, through vacancies, growth or otherwise.

Consideration of the Representation of Women in the Executive Officer Appointments

The Corporation is also sensitive to the representation of women when considering executive officer appointments. As of the date of this Proxy Statement, there are no women occupying executive officer positions with the Corporation. However, the Corporation is committed to ongoing review with respect to the gender diversity of its executive officers.

Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

The Corporation has not adopted a formal target regarding women in executive officer positions. However, as noted above, the Corporation is committed to promoting diversity and will, in the future, seek to identify talented women to fulfill Board and executive positions.

Number of Women on the Board and in Executive Officer Positions

The Corporation does not currently have any women on its Board or in executive officer positions.

Board Committees

The Board has three committees. The committees are the Audit Committee, the Compensation, Nominating and Corporate Governance Committee, and the Conflicts Committee. Each committee has been constituted with independent directors.

Audit Committee.   The Audit Committee currently consists of David Winn (Chairman), Jacob Roorda, and Jason Stankowski. All members of the Audit Committee are independent and financially literate under the applicable rules and regulations of the SEC and the NASDAQ Global Market.

A summary of each of the Audit Committee member’s background is as follows:

•	Mr. Winn recently retired from a 36-year career in public accounting that involved extensive board interaction. From 2003 until July 2020, Mr. Winn was an Audit Partner for Grant Thornton LLP, which is an independent audit, tax, and advisory firm and the U.S. member firm of Grant Thornton International Ltd. During his tenure, Mr. Winn served as audit department head, industry program leader, an engagement partner, quality control reviewer, and was a relationship partner to large clients. Mr. Winn has extensive Securities and Exchange Commission reporting experience with registration statements and annual and quarterly filings. Previously Mr. Winn served as a Director for PricewaterhouseCoopers LLP and previously as a Partner with Arthur Andersen LLP.

•	Mr. Roorda has been a director of PetroShale Inc., a Bakken focused oil and natural gas producer, since 2012 and currently serves on the Reserves Committee of PetroShale Inc. Mr. Roorda was the President and CEO of PetroShale Inc. until February 2022. He was the Chief Executive Officer of Todd Energy Canada Ltd. from January 2015 to November 2016. None of these positions are, or have ever been, with companies affiliated with the Company. He has been certified as a Professional Engineer by the Association of Professional Engineers and Geoscientists of Alberta since 1981.

•	Mr. Stankowski is the founder and a partner and portfolio manager for Clayton Partners, LLC. He began his career at Prudential Securities in San Francisco and spent eight years in structured finance at CMA Capital Management, where he acted in a number of roles, including specializing in corporate retirement planning, structuring complex investment and financing structures for Fortune 1000 companies. He became designated as a Chartered Financial Analyst in 2003.

The Audit Committee met four times during the fiscal year ended December 31, 2021. The Audit Committee meets at least on a quarterly basis to review and approve our consolidated financial statements before the financial statements are publicly filed.

The Audit Committee reviews our interim unaudited condensed consolidated financial statements and annual audited consolidated financial statements and certain corporate disclosure documents including the Annual Information Form, Management’s Discussion and Analysis, and annual and interim earnings press releases before they are approved by the Board. The Audit Committee reviews and makes a recommendation to the Board in respect of the appointment and compensation of the external auditors and it monitors accounting, financial reporting, control and audit functions. The Audit Committee meets to discuss and review the audit plans of external auditors and is directly responsible for overseeing the work of the external auditors with respect to preparing or issuing the auditors’ report or the performance of other audit, review or attest services, including the resolution of disagreements between management and the external auditors regarding financial reporting. The Audit Committee questions the external auditors independently of management and reviews a written statement of its independence. The Audit Committee must be satisfied that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from its consolidated financial statements and it periodically assesses the adequacy of those procedures. The Audit Committee must approve or pre-approve, as applicable, any non-audit services to be provided to us by the external auditors. In addition, it reviews and reports to the Board on our risk management policies and procedures and reviews the internal control procedures to determine their effectiveness and to ensure compliance with our policies and avoidance of conflicts of interest. The Audit Committee has established procedures for dealing with complaints or confidential submissions which come to its attention with respect to accounting, internal accounting controls or auditing matters. To date, neither the Board nor the Audit Committee has formally assessed any individual director with respect to their effectiveness and contribution to us in their capacity as a director. Instead, members of the Board have relied on informal conversations among themselves to adequately cover such matters.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Market. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. Committee members are not employees of the Corporation or accountants or auditors by profession. A copy of the Audit Committee Charter can be found on our website at www.epsilonenergyltd.com.

Compensation, Nominating and Corporate Governance Committee.   The Compensation, Nominating and Corporate Governance Committee currently comprises Matthew Dougherty (chairman), Tracy Stephens and Stephen Finlayson. All three members of this committee are independent directors. Before July 2013, we had separate compensation committee and nominating and corporate governance committees. Both committees’ mandates were approved by the Board on December 10, 2009. In July 2013, the Board consolidated the functions of the two committees for efficiency purposes. We continue to find this consolidation beneficial.

The Compensation, Nominating and Corporate Governance Committee’s mandate is to:

1.	Assist and advise the Board regarding its responsibility for oversight of our compensation policy; provided that all determinations on officer compensation will be subject to review and approval by the Board;

2.	Study and evaluate appropriate compensation mechanisms and criteria;

3.	Develop and establish appropriate compensation policies and practices for the Board and our senior management, including our security-based compensation arrangements;

4.	Evaluate senior management;

5.	Serve in an advisory capacity on organizational and personnel matters to the Board;

6.	Assist the Board by identifying individuals qualified to serve on the Board and its committees;

7.	Recommend to the Board the director nominees for the next annual meeting;

8.	Recommend to the Board members and chairpersons for each committee;

9.	Develop and recommend to the Board and review from time to time, a set of corporate governance principles and monitor compliance with such principles; and

10.	Serve in an advisory capacity on matters of governance structure and the conduct of the Board.

These responsibilities include reporting and making recommendations to the Board for their consideration and approval. The Compensation, Nominating and Corporate Governance Committee does not have a policy regarding consideration of director candidates recommended by security holders. The Compensation, Nominating and Corporate Governance Committee considers a wide range of factors, including those listed in the paragraph below, in its searches when making nomination recommendations to the Board. Corporate governance also relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of us. The Board is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making.

Board Diversity.

Our Compensation, Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member or executive officer of another publicly held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	experience relevant to our business industry and with relevant social policy concerns; and

•	relevant academic expertise or other proficiency in an area of our business operations.

When searching for nominees for directors, the Compensation, Nominating and Corporate Governance Committee considers gender diversity. The Board takes gender into consideration as part of its overall recruitment and selection considerations. Accordingly, when searching for new directors, the Compensation, Nominating and Corporate Governance Committee will consider the level of female representation. This will be achieved by monitoring the level of female representation on the Board and, where appropriate, recruiting qualified female candidates as part of the Corporation’s overall recruitment and selection process to fill Board positions, as the need arises, through vacancies, growth or otherwise.

Currently, our Board evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Compensation, Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Market. The Compensation, Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter annually. A copy of such charter can be found on our website at www.epsilonenergyltd.com. The Compensation, Nominating and Corporate Governance Committee does not conduct separate meetings, but instead meets and confers in conjunction with other meetings of the Board.

Conflicts Committee.   The Conflicts Committee comprises Jacob Roorda (Committee Chairman), Tracy Stephens and Stephen Finlayson, all of whom are independent directors under NASDAQ listing rules.

The Conflicts Committee has the power to advise the Board with respect to any matters or issues of concern to the Conflicts Committee in connection with any corporate opportunity and the interests of a related or conflicted party that the Conflicts Committee considers necessary or advisable.

Communications to the Board

Shareholders may communicate directly with our Board of Directors or any director by writing to the board or a director in care of the corporate secretary at Epsilon Energy Ltd., 16945 Northchase Drive, Suite 1610, Houston, Texas 77060, or by faxing their written communication to AeRayna Flores at (281) 668-0985. Shareholders may also communicate to the Board of Directors or any director by calling Ms. Flores at (281) 670-0002. Ms. Flores will review any communication before forwarding it to the board or director, as the case may be.

Incentive Awards

Epsilon’s board of directors (the “Board”) adopted the 2020 Equity Incentive Plan (the “2020 Plan”) on July 22, 2020 subject to approval by Epsilon’s shareholders at Epsilon’s 2020 Annual General Meeting of shareholders, which occurred on September 1, 2020 (the “Meeting”). Shareholders approved the 2020 Plan at the Meeting.

Prohibitions on Hedging, Insider Trading and Pledging Corporation Securities

Our Insider Trading Policy provides that our officers, directors, employees, and consultants who are aware of material nonpublic information may not, directly or indirectly, buy or sell securities of the Corporation other than pursuant to a trading plan that complies with Rule 10b5-1 promulgated by the Securities and Exchange Commission (“SEC”). The Corporation has designated Andrew Williamson, its Chief Financial Officer, as its Insider Trading Compliance Officer (the “Compliance Officer”), whose responsibilities include monitoring and enforcing this policy, along with designating and announcing special trading blackout periods during which some or all “Section 16 Insiders” and other employees are prohibited from trading in the Corporation’s securities. Additionally, the officers, directors, employees and consultants subject to the Insider Trading Policy may not, among other things, transact in puts, calls or other derivative securities involving the Corporation’s common shares, on an exchange or in any other organized market, engage in hedging or monetization transactions, engage in short sales of the Corporation’s securities, and directors, officers, and other employees are prohibited from holding the Corporation’s securities in a margin account or pledging the Corporation’s securities as collateral for a loan.

Security Ownership of Certain Beneficial Owners and Management

The table set forth below is information with respect to beneficial ownership of common shares as of July 22, 2022, by our named executive officers, by each of our directors, by all our current executive officers and directors as a group, and by each person known to us who beneficially own 5% or more of the outstanding common shares. To our knowledge, each person named in the table has sole voting and investment power with respect to the common shares identified as beneficially owned.

Unless otherwise indicated, the address of each of the individuals named below is c/o Epsilon Energy Ltd., 16945 Northchase Drive, Suite 1610, Houston, Texas 77060.

	Number of	Percentage of
	Common	Common
Name of Beneficial Owner	Shares	Shares Owned
5% Stockholders
Advisory Research, Inc.(1)	3,168,133	13.77%
JVL Advisors, LLC (2)	1,759,588	7.65%
azValor Asset Management SGIIC SA (3)	1,180,459	5.13%
Paragon Associates (4)	1,283,245	5.58%
Solas Capital Management LLC (5)	3,308,467	14.38%
Named Executive Officers and Directors
Matthew Dougherty (6)	3,265,783	14.20%
Jacob Roorda (7)	108,567	*
J. Andrew Williamson (8)	0	*
John Lovoi (9)	1,787,755	7.77%
Tracy Stephens (10)	25,067	*
Stephen Finlayson (11)	11,667	*
Jason Stankowski (12)	309,860	1.35%
Henry Clanton (13)	59,166	*
Jason Stabell (14)	36,000	*
David Winn (15)	7,500	*
All executive officers and directors as a group (10 persons)	5,611,363	24.35%

*	Indicates beneficial ownership of less than 1% of outstanding shares.

(1)	The address of Advisory Research, Inc., or ARI, is 180 North Stetson Avenue, Suite 5500, Chicago, Illinois 60601. Advisory Research, Inc. (“ARI”) is the general partner of Advisory Research Energy Fund, L.P., the direct beneficial holder of the common shares, as reported on a Schedule 13G filed with the SEC on February 16, 2021.

(2)	The address of JVL Advisors, LLC, or JVL, is 10000 Memorial Drive, Houston, Texas 77024. John Lovoi, the chairman of our board of directors, and the managing partner of JVL, exercises the voting and dispositive power with respect to the common shares held by JVL. With the exception of the 28,167 common shares held directly, Mr. Lovoi disclaims beneficial ownership of all other common shares reported herein and the inclusion of these common shares herein shall not be deemed an admission of beneficial ownership of all of the reported common shares for purposes of Section 16 or for any other purpose.

(3)	The address of azValor Asset Management SGIIC SA, or azValor, is Paseo de la Castellana 10, 3rd, Madrid, 28046, Spain. Alvaro Guzmàn de Làzaro, Chief Investment Officer at azValor, exercises the voting and dispositive power with respect to the common shares held by azValor.

(4)	The address of Paragon Associates and Paragon Associates II Joint Venture is 500 Crescent Court, Suite 260, Dallas, Texas 75201. Bradbury Dyer III is the managing partner of Paragon Associates Joint Venture and exercises the voting and dispositive power with respect to the common shares held by Paragon Associates Joint Venture

(5)	The address of Solas Capital Management, LLC is 405 Park Avenue, New York, NY 10022. Pursuant to a Schedule 13G filed with the SEC on February 14, 2020, Solas Capital Management, LLC (“Solas”) and Frederick Tucker Golden share voting and dispositive power with respect to these shares. These are held in multiple accounts. Solas may be deemed to be a beneficial owner of such securities by virtue of its role as the investment manager of such accounts. Frederick Tucker Golden may be deemed to be a beneficial owner of such securities by virtue of his role as the portfolio manager of Solas. All of the securities reported are owned by advisory clients of Solas, none of which is a beneficial owner of more than 5% as of July 22, 2022.

(6)	Includes 97,650 shares held by Mr. Dougherty individually and the 3,168,133 common shares held by ARI. With the exception of the 97,650 common shares held directly by him, Mr. Dougherty disclaims beneficial ownership of all other common shares reported herein, and the inclusion of these common shares herein shall not be deemed an admission of beneficial ownership of all the reported common shares for purposes of Section 16 or for any other purpose. Mr. Dougherty is a member of our board of directors.

(7)	Mr. Roorda is a member of our board of directors. Includes 25,000 shares held by Mr. Roorda’s spouse, and 12.500 shares issuable upon the exercise (at an exercise price of $5.03) of options exercisable within 60 days of July 22, 2022.

(8)	Mr. Williamson is our chief financial officer.

(9)	Includes the shares held by JVL. Mr. Lovoi is the chairman of our board of directors.

(10)	Mr. Stephens is a member of our board of directors.

(11)	Mr. Finlayson is a member of our board of directors.

(12)	Includes 309,860 shares held by Clayton Partners LLC. Mr. Stankowski is a member of our board of directors and a partner and portfolio manager for Clayton Partners, LLC.

(13)	Includes 30,000 shares issuable upon the exercise (at exercise price of $5.03) of options exercisable within 60 days of July 22, 2022. Mr. Clanton is our chief operations officer.

(14)	Includes 36,000 shares held by Mr. Stabell individually. Mr. Stabell is our chief executive officer.

(15)	Includes 7,500 shares held by Mr. Winn individually. Mr. Winn is a member of our board of directors.

Changes in Control.

The Corporation does not know of any arrangement, the operation of which may at a subsequent date result in a change of control of the Corporation.

PERFORMANCE GRAPH

The Common Shares are currently trading on the Nasdaq Global Market and were voluntarily delisted from the Toronto Stock Exchange (“TSX”) on March 15, 2019.

The following graph compares cumulative shareholder return commencing on December 31, 2013 and ending on December 31, 2021 (assuming a $100 investment was made on December 31, 2013) with the cumulative total return of S&P/TSX Composite Index and TSX Capped Energy Index.

EXECUTIVE COMPENSATION

The Compensation, Nominating and Corporate Governance Committee of the Board considers compensation matters as and when required. The Compensation Committee reviews and submits recommendations to the Board with respect to the Corporation’s executive compensation policies and the compensation paid to the Corporation’s executive officers. The Compensation Committee also reviews the design and competitiveness of the Corporation’s compensation and benefit programs generally and has the authority to recommend to the Board for its approval amendments to, and grants pursuant to, such programs.

Compensation Philosophy

The Corporation offers market-based pay for performance to ensure that the Corporation has the ability to attract and retain high quality personnel. Consistent with the emphasis on attracting top quality personnel, the Corporation offers competitive salaries in order to attract the best employees available. The Corporation’s executive compensation policy is designed to provide for the enhancement of shareholder value, the successful implementation of the Corporation’s business plans and a link between executive compensation and the financial performance of the Corporation.

The objectives of the Corporation’s executive compensation policy are to:

(a)	attract, retain and motivate executives critical to the success of the Corporation;

(b)	provide fair, competitive and cost-effective compensation programs to its executives;

(c)	link the interests of management with those of the Shareholders; and

(d)	provide rewards for outstanding corporate and individual performance.

The Compensation Committee will review on an annual basis the cash compensation, performance and overall compensation package for each executive officer. It will then submit to the Board its recommendations with respect to the basic salary, bonus and participation in long-term incentive plans for each executive officer.

Basic Salary

In determining the basic salary of an executive officer, the Compensation Committee places equal weight on the following factors:

(a)	the particular responsibilities related to the position;

(b)	salaries paid by comparable businesses;

(c)	the experience level of the executive officer; and

(d)	his or her overall performance.

Bonus Payments

Executive officers are eligible for annual cash bonuses or performance stock unit awards, after taking into account and giving equal weight to, financial performance, attainment of certain corporate objectives and individual performance. In taking into account the financial performance aspect, it is recognized that executive officers cannot control certain factors, such as interest rates and commodity prices. When applying the financial performance criteria, the Compensation Committee considers factors over which the executive officers can exercise control, such as meeting budget targets established by the Board at the beginning of each year, controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Corporation. There are no pre-established payout ranges.

General

The Board of Directors is satisfied that there were not any identified risks arising from the Corporation’s compensation plans or policies that would have had any negative or material impact on the Corporation. The Corporation does not have any policy in place to permit an executive officer or director to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive officer or director.

Summary Compensation Table

The following table sets out information concerning the compensation paid to our principal executive officer and our two most highly compensated executive officers other than our principal executive officer, or our named executive officers for the three-years ended December 31, 2021, 2020, and 2019. Compensation amounts in the following table are in U.S. dollars.

						Non-equity incentive
						plan compensation
			Bonuses			Annual	Long-term
Name and principal			and	Share-based	Option-based	Incentive	Incentive	Pension	Total
position	Year	Salary	Director Fees	Awards	Awards	Plans	Plans	Value	Compensation
Michael Raleigh, CEO (1)	2021	$150,000	$—	$105,003	$—	$—	$—	$—	$255,003
	2020	$—	$200,000	$728,980	$—	$—	$—	$—	$928,980
	2019	$—	$—	$189,750	$—	$—	$—	$—	$189,750
Henry Clanton, COO (2)	2021	$250,000	$75,000	$—	$—	$—	$—	$—	$325,000
	2020	$250,000	$75,000	$64,925	$—	$—	$—	$—	$389,925
	2019	$250,000	$77,500	$57,750	$—	$—	$—	$—	$385,250
B. Lane Bond, CFO (3)	2021	$200,000	$45,000	$—	$—	$—	$—	$—	$245,000
	2020	$200,000	$30,000	$—	$—	$—	$—	$—	$230,000
	2019	$200,000	$59,000	$41,250	$—	$—	$—	$—	$300,250

(1)	Mr. Raleigh worked through 2020 without a salary; however, he was granted a bonus in 2020 and the following equity awards in 2021, 2020 and 2019. Beginning in January 2021, Mr. Raleigh’s base salary is $150,000.

2021—PSU award of 20,834 common shares under the 2020 Plan valued at $5.04 per share, market price on the grant date, August 25, 2021, which vested immediately. This award was based on the 2020 TSR Performance results meeting the 200% target award amount.

2020—Restricted stock award of 46,500 common shares under the 2020 Plan valued at $3.71 per share, market price on the grant date, December 31, 2020, which vest in equal annual installments over a three-year period. Vested shares will be awarded on the anniversary date for each of the next three years, so long as Mr. Raleigh is still employed.

PSU award with a target share count of 125,000 under the 2020 Plan valued at $3.22 per share, market price on the grant date, September 1, 2020. Of these shares. 20,833 vested immediately, on September 1, 2020, 41,667 vest at December 31, 2020 and 2021, and the remaining 20,833 vest at December 31, 2022. The vesting shares earned are based on certain terms, target formulas, and relative peer group performance, and Mr. Raleigh’s continued employment. The number of shares ultimately issued under these awards can range from zero to 200% of target award amounts.

PSU award with target share count of 41,500 under the 2020 Plan valued at $3.71 per share, market price on the grant date, December 31, 2020, which vest evenly over a three-year period. The vesting shares earned are based on certain terms, target formulas, and relative peer group performance, and Mr. Raleigh’s continued employment. The number of shares ultimately issued under these awards can range from zero to 200% of target award amounts.

2019—Share award of 57,500 common shares under the Share Compensation Plan valued at $3.30 per share, market price on the grant date, December 31, 2020, which vest evenly over a three-year period. Vested shares will be awarded on the anniversary date for each of the next three years, so long as Mr. Raleigh is still employed.

(2)	Mr. Henry Clanton was hired as our chief operations officer in January 2018 with a base salary of US$250,000.

2020— PSU award with target share count of 17,500 under the 2020 Plan valued at $3.71 per share, market price on the grant date, December 31, 2020, which vest evenly over a three-year period. The vesting shares earned are based on certain terms, target formulas, and relative peer group performance, and Mr. Clanton’s continued employment. The number of shares ultimately issued under these awards can range from zero to 200% of target award amounts.

2019— Share award of 17,500 common shares under the Share Compensation Plan valued at $3.30 per share, market price on the grant date, December 31, 2020, which vest evenly over a three-year period. Vested shares will be awarded on the anniversary date for each of the next three years, so long as Mr. Clanton is still employed.

(3)	Mr. B. Lane Bond was hired as our chief financial officer in January 2012. His current base salary is $200,000.

2019— Share award of 12,500 common shares under the Share Compensation Plan valued at $3.30 per share, market price on the grant date, December 31, 2020, which vest evenly over a three-year period. Vested shares will be awarded on the anniversary date for each of the next three years, so long as Mr. Bond is still employed.

Description of the 2020 Equity Incentive Plan (the “2020 Plan”).

The 2020 Plan was approved by the Board on July 22, 2020 and shareholders on September 1, 2020 as a replacement of our Amended and Restated 2017 Stock Option Plan and the Share Compensation Plan.

The 2020 Plan is administered by the Board, a committee of the Board or one or more officers delegated authority by the Board to administer the 2020 Plan. The Board has the authority in its discretion to interpret the 2020 Plan. The Board determines to whom stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards and cash-based awards are granted, subject to options and all other terms and conditions of the awards.

The maximum number common shares that may be issued under the 2020 Plan is 2,000,000. As of December 31, 2021, 234,834 performance stock units (“PSUs”), and 110,000 time-based restricted shares were outstanding, leaving 1,655,166 shares available to be granted under the 2020 Plan.

If the shares granted under the 2020 Plan expire or terminate for any reason without having been issued, they again become available for grant under the 2020 Plan. Shares granted under the 2020 Plan are not transferable or assignable other than by will or other testamentary instrument or the laws of succession.

In the event we undergo a change of control by a reorganization, acquisition, amalgamation or merger (or a plan or arrangement in connection with any of these) with respect to which all or substantially all of the persons who were the beneficial owners of the common shares immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly more than 50% of the resulting voting power, a sale of all, or substantially all, of the Company’s assets, or the liquidation, dissolution or winding-up of the Company, outstanding awards shall be subject to the definitive agreement entered into by the Company in connection with the change of control.

If an award holder resigns from the Company or is terminated by the Company (with or without cause), unvested shares will immediately be forfeited.

Incentive Plan Awards — Outstanding Share-Based and Option-Based Awards for Named Executive Officers

Outstanding Share-Based Awards and Option-Based Awards as of December 31, 2021 are as follows:

	Option-based Awards				Share-based Awards
						Market or	Market or
	Number of				Number of	Payout Value	Payout Value of
	Securities			Value of	Shares or Units	of Share-Based	Vested Share-
	Underlying	Option	Option	Unexercised	of Shares that	Awards that	Based awards
	Unexercised	Exercise	Expiration	In-the-Money	Have Not	Have Not	not Paid Out or
Name	Options	Price	Date	Options	Vested	Vested	Distributed
Michael Raleigh	50,000	$5.51	06/05/22	$8,500	154,167	$875,669	$315,240
Henry Clanton	30,000	$5.03	01/30/24	$19,500	23,334	$132,537	$66,267
B. Lane Bond	22,500	$5.51	06/05/22	$3,825	4,167	$23,669	$47,333
B. Lane Bond	27,500	$5.03	01/30/24	$17,875

All of Mr. Raleigh’s options are vested. His shares described above vest on the following schedule:

•	90,166 shares at December 31, 2022.

•	50,167 shares at December 31, 2023.

•	13,834 shares at December 31, 2024.

All of Mr. Clanton’s options are vested. His shares described above vest on the following schedule:

•	11,667 shares at December 31, 2022.

•	5,834 shares at December 31, 2023.

•	5,833 shares at December 31, 2024.

All of Mr. Bond’s options are vested. His shares described above vest on the following schedule:

•	4,167 shares vest at December 31, 2022.

Incentive Plan Awards — Value Vested or Earned for Named Executive Officers

The values of incentive plan awards that were vested or earned during the year ended December 31, 2021 are as follows:

				Non-Equity Incentive Plan
	Option-Based Awards—Value	Share-based awards—Value		Compensation—Value Earned
Name	Vested During the Year	Vested During the Year		During the Year
Michael Raleigh	$—	$420,243	$	N/A
Henry Clanton	$—	$66,267	$	N/A
B. Lane Bond	$—	$47,333	$	N/A

We have adopted the 2020 Plan as an incentive-based share award plan applicable to all named executive officers and employees.

Pension Plan Benefits

The Corporation does not have in place any deferred compensation plan or pension plan that provides for payments or benefits at, following or in connection with retirement.

DIRECTOR COMPENSATION

The following table contains compensation earned in the year ended December 31, 2021 by our directors:

				Non-Equity
		Share-Based		Incentive Plan	Pension	All Other
Name	Fees Earned	Awards	Option-Based	Compensation	Value	Compensation	Total
John Lovoi*	$—	$40,320	$—	$—	$—	$—	$40,320
Matthew Dougherty*	$—	$—	$—	$—	$—	$—	$—
Stephen Finlayson	$31,915	$40,320	$—	$—	$—	$—	$72,235
Jacob Roorda	$31,915	$40,320	$—	$—	$—	$—	$72,235
Tracy Stephens	$31,915	$40,320	$—	$—	$—	$—	$72,235
David Winn	$47,873	$40,320	$—	$—	$—	$—	$88,193
Jason Stankowski	$31,915	$40,320	$—	$—	$—	$—	$72,235

*	Mr. Lovoi, who is not independent, only receives share-based awards for his service as a board member. Mr. Dougherty has chosen not to receive any payment for his service as a board member.

On a biannual basis, we compensate each director for services rendered (unless a director elects not to receive payment) and reimburse reasonable out-of-pocket travel expenses when incurred.

As of May 1, 2017, board member compensation is fixed at an annual fee of Cdn$80,000. Cdn$40,000 is paid in cash semi-annually in July and January and Cdn$40,000 paid as a share-based award.

Incentive Plan Awards—Value Vested or Earned During the Year for Directors (Other Than Named Executive Officers)

Outstanding Equity Awards as of December 31, 2021 are as follows:

	Option-based Awards				Share-based Awards
						Market or	Market or
	Number of				Number of	Payout Value	Payout Value of
	Securities			Value of	Shares or Units	of Share-Based	Vested Share-
	Underlying	Option	Option	Unexercised	of Shares that	Awards that	Based awards
	Unexercised	Exercise	Expiration	In-the-Money	Have Not	Have Not	not Paid Out or
Name	Options	Price	Date	Options	Vested	Vested	Distributed
John Lovoi	10,000	$5.51	6/5/2022	$1,700	19,333	$109,811	$60,375
Stephen Finlayson	—	$—		$—	19,333	$109,811	$43,395
Jacob Roorda	12,500	$5.03	1/30/2024	$8,125	19,333	$109,811	$60,375
Tracy Stephens	—	$—		$—	19,333	$109,811	$60,375
David Winn	—	$—		$—	8,000	$45,440	$—
Jason Stankowski	—	$—		$—	8,000	$45,440	$—

The values of incentive plan awards that were vested or earned during the year ended December 31, 2021 are as follows:

				Non-Equity Incentive Plan
	Option-Based Awards—Value	Share-based awards—Value		Compensation—Value Earned
Name	Vested During the Year	Vested During the Year		During the Year
John Lovoi	$—	$60,587	$	N/A
Stephen Finlayson	$—	$43,547	$	N/A
Jacob Roorda	$—	$60,587	$	N/A
Tracy Stephens	$—	$60,587	$	N/A

Securities Authorized for Issuance under Equity Incentive Plans.

At December 31, 2021, we were authorized to issue equity securities as follows:

	Number of Shares to be	Weighted Average
	Issued Upon Exercise or	Exercise or Vesting Price	Number of Shares Remaining
	Vesting of Outstanding	of Outstanding Options	Available for Future Issuance
Plan Category	Options or Shares	or Shares	Under Equity Compensation Plans
Equity share options under Amended and Restated 2017 Stock Option Plan	218,750	$5.28	—
Common shares under Amended and Restated 2017 Stock Option Plan	56,002	$3.30	—
Common shares under 2020 Equity Incentive Plan	261,500	$4.02	1,644,999

Directors and Officers Liability Insurance

We maintain directors’ and officers’ liability insurance for the protection of our directors and officers against liability incurred by them in their capacities as our directors and officers. The policy provides an aggregate limit of liability of $30,000,000 with a deductible to us of $25,000 per loss. The annual premium for the Directors’ and Officers’ liability insurance is about $350,000 and is renewed annually. The premium is not allocated between Directors and Officers as separate groups.

Indebtedness of Officers and Directors

No director, employee or officer, or former director, employee or officer, or any proposed nominee for election as a director of the Corporation, or any of their respective associates or affiliates, is or has at any time since the commencement of the fiscal year ending December 31, 2021, been indebted to the Corporation or any subsidiary of the Corporation or to any other entity, or at any time since the beginning of the most recently completed financial year is, or has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

Management Contracts

During the most recently completed financial year, no management functions of the Corporation were to any substantial degree performed by a person or company other than the directors or executive officers (or private companies controlled by the, either directly or indirectly) of the Corporation.

Interest of Certain Persons in Matters to be Acted Upon

None of the directors, officers or nominees for election as a director of the Corporation, or any of their associates or affiliates, has or has had any substantial interest, direct or indirect, in any matter to be acted upon at the Meeting other than as set out in this Proxy Statement which is not shared by all our other shareholders.

Interest of Informed Persons in Material Transactions

Other than as set forth herein, or as previously disclosed, the Corporation is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, proposed nominee for election as a director or any shareholder holding more than 10% of the voting rights attached to the Common Shares or any associate or affiliate of any of the foregoing in any transaction in the preceding financial year or any proposed or ongoing transaction of the Corporation which has or will materially affect the Corporation.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Corporation specifically incorporates such information by reference in such filing.

Epsilon has determined that all members of the Audit Committee are independent and financially literate under the applicable rules and regulations of the SEC and the Nasdaq Global Market.

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Epsilon and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of Epsilon’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. BDO USA, LLP, Epsilon’s independent registered public accounting firm (“BDO USA, LLP”), has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in Epsilon’s Annual Report on Form 10-K, the Audit Committee has reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2021 with Epsilon’s management and BDO USA, LLP. The Audit Committee has considered the adequacy of the Corporation’s internal controls and the quality of its financial reporting, and discussed these matters with management and with BDO USA, LLP. The Audit Committee has also reviewed and discussed with BDO USA, LLP (1) their judgments as to the quality of the Epsilon’s accounting policies, (2) the written disclosures and letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accounting firm’s independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board’s (the “PCAOB”) Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended and PCAOB AS No. 90. The Audit Committee has also discussed with BDO USA, LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding Communication with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by BDO USA, LLP are compatible with maintaining their independence.

The Audit Committee has pre-approved all auditing services and non-audit services to be performed for the Corporation by the independent registered public accounting firm as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining BDO USA, LLP’s independence, and concluded that BDO USA LLP’s independence was not compromised by the provision of such services (details regarding the fees paid to BDO USA, LLP in 2021 for audit services, tax services and all other services, are set forth at

“Proposal 3 — Ratification of BDO USA, LLP as the Corporation’s Independent Registered Public Accounting Firm,” below).

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Epsilon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission and instructed BDO USA, LLP that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

David Winn

Jacob Roorda

Jason Stankowski

PROPOSAL 3: FOR RATIFICATION OF BDO USA, LLP

AS THE CORPORATION’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board of Directors, upon the recommendation of the Audit Committee, has selected BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The shareholders of the Corporation will be asked to vote for the re-appointment of BDO USA, LLP as auditor of the Corporation. Unless directed otherwise by a proxy holder, or such authority is withheld, the Management Designees, if named as proxy, intend to vote the Common Shares represented by any such proxy in favor of a resolution appointing BDO USA, LLP, as auditor of the Corporation, to hold office until the close of the next annual general meeting of shareholders or until BDO USA, LLP is removed from office or resigns as provided by the Corporation’s by-laws, and the Management Designees also intend to vote the Common Shares represented by any such proxy in favor of a resolution authorizing the Board of Directors to fix the compensation of the auditor. BDO USA, LLP has been the auditor of the Corporation since June 2017.

Our Board of Directors recommends voting “FOR” the resolution appointing BDO USA, LLP as auditor of the Corporation.

We expect representatives of BDO USA, LLP will be present at the 2022 Annual General Meeting and available to answer shareholders’ questions. The BDO USA, LLP representatives will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table summarizes fees billed to us for fiscal 2021 and for fiscal 2020 by our principal auditors, BDO USA, LLP:

	December 31,	December 31,
	2021	2020
Audit Fees:
Audit of financial statements	$407,588	$479,323
Audit related fees	—	5,777
Total Audit Fees	$407,588	$485,100

The fees shown in the table above are the only fees that Epsilon paid to BDO USA, LLP during the fiscal years ended December 31, 2021, and December 31, 2020.

The Charter of the Audit Committee requires that, among other things, the Audit Committee:

•	recommend to the Board the terms of engagement of the external auditor, including their compensation and a confirmation that the external auditors shall report directly to the Committee;

•	on an annual basis, review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors’ independence;

•	review the performance of the external auditors and approve any proposed discharge of the external auditors when circumstances warrant; and

•	pre-approve the completion of any non-audit services by the external auditors, determining which non-audit services the external auditor is prohibited from providing.

The Committee may delegate to one or more independent members of the Committee the authority to pre-approve non-audit services, provided that such member(s) reports to the Committee at the next scheduled meeting such pre-approval and the member(s) complies with such other procedures as may be established by the Committee from time to time. For the year ended December 31, 2021, the Audit Committee pre-approved each of the services described above.

Audit Committee Pre-approval of Service of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Under the policy, our Audit Committee annually reviews and pre-approves services that may be provided by the independent registered public accounting firm (BDO USA, LLP) for each audit year. The pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. Once pre-approved, the services and pre-approved amounts are monitored against actual charges incurred and modified if appropriate. The Chairperson of the Committee has the authority to pre-approve such services between meetings of our Audit Committee and reports such pre-approvals to our Audit Committee at the next regularly scheduled meeting.

During 2021, all audit and non-audit services provided by BDO USA, LLP were pre-approved by our Audit Committee or, consistent with the pre-approval policy of our Audit Committee, by the Chairperson of our Audit Committee for inter-meeting pre-approvals.

ANNUAL REPORT

Our 2021 Annual Report on Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2021, is available on our website at http://www.epsilonenergyltd.com/investor-center/sec-regulatory-filings. Financial information relating to the Corporation is provided in the Corporation’s audited consolidated financial statements and MD&A as at and for the year ended December 31, 2021. Copies of this Proxy Statement, the Corporation’s Annual Report (on Form 10-K) which contains the Consolidated Financial Statements, MD&A and the Auditors’ Report thereon for the Corporation’s most recently completed financial year, any interim consolidated financial statements of the Corporation subsequent to those statements contained in the Annual Report, as filed with the applicable Canadian regulatory authorities, are available on SEDAR at www.sedar.com, or as filed with the SEC, are available at EDGAR at www.sec.gov, and may also be obtained without charge by writing to Epsilon Energy Ltd. c/o DLA Piper (Canada) LLP 1000, 250-2nd Street SW, Calgary, AB, Canada T2P 0C1. Additional information relating to the Corporation may also be found on SEDAR at www.sedar.com and www.sec.gov.

Otherwise, please call (281) 670-0002 to request that a copy of our 2021 Annual Report on Form 10-K be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021 by writing to Epsilon Energy Ltd., c/o Secretary, 16945 Northchase Drive, Suite 1610, Houston, Texas 77060.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with our Board of Directors or any director by writing to the board or a director in care of the corporate secretary at Epsilon Energy Ltd., 16945 Northchase Drive, Suite 1610, Houston, Texas 77060, or by faxing their written communication to AeRayna Flores at (281) 668-0985. Shareholders may also communicate to the Board of Directors or any director by calling Ms. Flores at (281) 670-0002. Ms. Flores will review any communication before forwarding it to the board or director, as the case may be.

DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

We provide shareholders with the opportunity, under certain circumstances and consistent with SEC rules, to participate in the governance of Epsilon by submitting proposals for consideration at our annual meetings of shareholders. Proposals from shareholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act. For a proposal to be included in our proxy statement and proxy card for our 2023 Annual General Meeting of Shareholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than March 29, 2023. Shareholders may also use the procedures under the ABCA to submit a proposal. Under the ABCA, in addition to other requirements, the deadline to submit a proposal that a shareholder wishes to include in the Corporation’s proxy materials for our 2023 Annual General Meeting of Shareholders will be May 26, 2023. Additionally, if our 2023 Annual General Meeting of Shareholders is held on August 24, 2023, any shareholder proposal or director nomination for our 2023 Annual General Meeting of Shareholders that is intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered “untimely” if it is received by us after the close of business on June 10, 2023. An untimely proposal may not be brought before or considered at our 2023 Annual General Meeting of Shareholders.

All shareholder proposals and director nominations must be addressed to the attention of our Secretary at 16945 Northchase Drive, Suite 1610, Houston, Texas 77060. The chairman of our 2023 Annual Meeting may refuse to acknowledge the introduction of any shareholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Shareholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such shareholders. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other shareholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Epsilon Energy Ltd., Attention: Secretary, 16945 Northchase Drive, Suite 1610, Houston, Texas 77060, or upon oral request made by calling us at the phone number (281) 670-0002. Our proxy materials are also available on the Investor Center section of our website at http://www.epsilonenergyltd.com/investor-center. Furthermore, upon written or oral request by any person to whom a proxy statement is delivered, if a document is incorporated herein by reference but not included in the proxy materials is so requested, we will undertake to provide the requested materials, without charge, by first class mail or other equally prompt means, within one business day after receiving such request, excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates. Please address these requests to 16945 Northchase Drive, Suite 1610, Houston, Texas 77060, Attention: Secretary. You may also call us with this request at the phone number (281) 670-0002.

OTHER MATTERS

Other than the compensation agreements and arrangements described herein, there has not been since the beginning of the Corporation’s last fiscal year, and there is not currently proposed, any transaction or series of similar transactions to which the Corporation was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

As of July 27, 2022, our Board of Directors knows of no other business to be acted upon at the 2022 Annual General Meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

BY ORDER OF THE BOARD OF DIRECTORS,

J. Andrew Williamson
Chief Financial Officer
(Principal Financial and Accounting Officer, Controller and Chief Accounting Officer, and Duly Authorized Officer)

SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X CANADA EPSQ Security Class COMMON CLASS Holder Account Number C9999999999 IND Form of Proxy - Annual General Meeting to be held on Wednesday, August 24, 2022 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 am, Central Time, on Monday, August 22, 2022. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456 ------- Fold ------- Fold EPSQ_PRX_344022/000001/000001/i *S000001Q01* 000001

C9999999999 *C9999999999* *C9999999999* IND SAM SAMPLE ------- Fold ------- Fold C02 Appointment of Proxyholder I/We being holder(s) of securities of Epsilon Energy Ltd. (the “Corporation”) hereby appoint: Jason Stabell, Chief Executive Officer, or failing this person, Andrew Williamson, Chief Financial Officer (the "Management Nominees") OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Corporation to be held at 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060 on Wednesday, August 24, 2022 at 10:00 am, Central Time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Number of Directors To set the number of directors to be elected at the meeting at eight (8). For Against 2. Election of Directors 01. John Lovoi For Withhold 02. Jason Stabell For Withhold 03. Matthew Dougherty For Withhold 04. Jacob Roorda 05. Tracy Stephens 06. Stephen Finlayson 07. David Winn 08. Jason Stankowski 3. Appointment of Auditors To appoint BDO USA, LLP as auditors of the Corporation for the ensuing year. For Withhold Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Signature(s) Date Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. 9 9 9 9 9 3 4 4 0 2 2 1 P D I Z A R 2 E P S Q

SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X X9X AUSTRALIA EPSQ Security Class COMMON CLASS Holder Account Number C9999999999 IND Form of Proxy - Annual General Meeting to be held on Wednesday, August 24, 2022 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. Proxies submitted must be received by 10:00 am, Central Time, on Monday, August 22, 2022. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone • Call the number listed BELOW from a touch tone telephone. 312-588-4290 Direct Dial To Vote Using the Internet • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER 23456 78901 23456 ------- Fold ------- Fold EPSQ_PRX_344022/000002/000002/i *S000002Q01* 000002

C9999999999 *C9999999999* *C9999999999* IND SAM SAMPLE ------- Fold ------- Fold C02 Appointment of Proxyholder I/We being holder(s) of securities of Epsilon Energy Ltd. (the “Corporation”) hereby appoint: Jason Stabell, Chief Executive Officer, or failing this person, Andrew Williamson, Chief Financial Officer (the "Management Nominees") OR Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Corporation to be held at 12400 Greenspoint Drive, Salon 2, Houston, Texas 77060 on Wednesday, August 24, 2022 at 10:00 am, Central Time and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Number of Directors To set the number of directors to be elected at the meeting at eight (8). For Against 2. Election of Directors 01. John Lovoi For Withhold 02. Jason Stabell For Withhold 03. Matthew Dougherty For Withhold 04. Jacob Roorda 05. Tracy Stephens 06. Stephen Finlayson 07. David Winn 08. Jason Stankowski 3. Appointment of Auditors To appoint BDO USA, LLP as auditors of the Corporation for the ensuing year. For Withhold Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. Signature(s) Date Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. 9 9 9 9 9 3 4 4 0 2 2 1 P D I Z A R 2 E P S Q